UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2007

Innospec Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13879

Delaware	981081725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park,
Oil Sites Road,
Ellesmere Port,
CH65 4EY,
United Kingdom
(Address of principal executive offices, including zip code)

+44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2007 Innospec Inc. announced the appointments of Mr. Peter Fearn and Mr. Joachim Roeser to its board of directors. They have been appointed with effect from January 1, 2008 until the next annual meeting of shareholders of the company on May 6, 2008 when they may be nominated for election for terms of three years.

Mr. Fearn and Mr. Roeser will each receive an annual fee and meeting fees for attendance at regularly scheduled board and committee meetings commensurate with that paid to other non-employee directors. They will be eligible to receive discretionary stock-based awards under the company's non-employee directors' stock option plan.

On December 6, 2007 the company also announced the resignations of Mr. Charles Hale and Mr. Sam Haubold as directors. The resignations will take effect from the company's annual meeting on May 6, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: December 07, 2007	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release